                                                                    Exhibit 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) ________


                      ------------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                              36-0899825
                                                            (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
(Address of principal executive offices)                        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)


                    ----------------------------------------

                         HOUSEHOLD INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

        Delaware                                                36-3121988
  (State or other jurisdiction of                               (I.R.S. employer
incorporation of organization)                            identification number)

 2700 Sanders Road                                                 60070
 Prospect Heights, Illinois                                     (Zip Code)
 (Address of Principal
  Executive Offices)      JUNIOR SUBORDINATED DEBT SECURITIES
                            (Title of Indenture Securities)

ITEM 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of Currency, Washington, D. C.; Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

           (b) Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2. Affiliations With The Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

ITEM 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6.  The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable

           9.  Not Applicable

* Exhibits 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of the First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of the CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of June, 1996.

                      THE FIRST NATIONAL BANK OF CHICAGO



                      By: /s/ Steven M. Wagner
                         ---------------------
                         Steven M. Wagner
                         Vice President and Senior Counsel
                         Corporate Trust Services Division

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT



                            June 19, 1996



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between Household International, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                             Very truly yours,

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By: /s/ Steven M. Wagner
                                 --------------------
                                 Steven M. Wagner
                                 Vice President and Senior Counsel
                                 Corporate Trust Services Division

                                   EXHIBIT 7



     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                   EXHIBIT 7

Legal Title of Bank:            The First National Bank of Chicago       Call Date: 03/31/96  ST-BK:     17-1630 FFIEC 031
Address:                        One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:               Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                     Dollar Amounts in           C400        less
                                                                                        Thousands       RCFD  BIL MIL THOU   than-
                                                                                     -----------------  ----  ------------  ------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..................                          0081   3,047,140      1.a.
    b. Interest-bearing balances(2)...........................................                          0071   8,488,390      1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A).............                          1754           0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...........                          1773     997,155      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.....................................................                          0276   3,384,301      3.a.
    b. Securities purchased under agreements to resell........................                          0277     685,531      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................................  RCFD 2122 16,884,488                          4.a.
    b. LESS: Allowance for loan and lease losses..............................  RCFD 3123    358,448                          4.b.
    c. LESS: Allocated transfer risk reserve..................................  RCFD 3128          0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)..................................                          2125  16,526,040      4.d.
5.  Assets held in trading accounts...........................................                          3545  10,974,841      5.
6.  Premises and fixed assets (including capitalized leases)..................                          2145     592,581      6.
7.  Other real estate owned (from Schedule RC-M)..............................                          2150       9,952      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................................                          2130      42,098      8.
9.  Customers' liability to this bank on acceptances outstanding..............                          2155     564,435      9.
10. Intangible assets (from Schedule RC-M)....................................                          2143      96,463     10.
11. Other assets (from Schedule RC-F).........................................                          2160   1,703,124     11.
12. Total assets (sum of items 1 through 11)..................................                          2170  47,112,051     12.

- ------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:            The First National Bank of Chicago       Call Date: 03/31/96  ST-BK:     17-1630 FFIEC 031
Address:                        One First National Plaza, Suite 0460                                           Page RC-2
City, State  Zip:               Chicago, IL  60670-0460
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Schedule RC--Continued

                                                                              Dollar Amounts in
                                                                                  Thousands                  BiL Mil Thou
                                                                              -----------------              ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).......................................                       RCON 2200    14,251,874    13.a.
       (1) Noninterest-bearing(1)........................................  RCON 6631  5,707,786                            13.a.(1)
       (2) Interest-bearing..............................................  RCON 6636  8,544,088                            13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)................................                       RCFN 2200    12,839,836    13.b.
       (1) Noninterest bearing...........................................  RCFN 6631    196,311                            13.b.(1)
       (2) Interest-bearing..............................................  RCFN 6636 12,643,525                            13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased...........................................                       RCFD 0278     2,692,008    14.a.
    b. Securities sold under agreements to repurchase....................                       RCFD 0279     1,165,032    14.b.
15. a. Demand notes issued to the U.S. Treasury..........................                       RCON 2840        77,000    15.a
    b. Trading Liabilities...............................................                       RCFD 3548     7,103,300    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less........................                       RCFD 2332     2,223,560    16.a.
    b. With original maturity of more than one year......................                       RCFD 2333       144,665    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases...............................................................                       RCFD 2910       283,041    17.
18. Bank's liability on acceptance executed and outstanding..............                       RCFD 2920       564,435    18.
19. Subordinated notes and debentures....................................                       RCFD 3200     1,275,000    19.
20. Other liabilities (from Schedule RC-G)...............................                       RCFD 2930     1,411,087    20.
21. Total liabilities (sum of items 13 through 20).......................                       RCFD 2948    44,030,838    21.
22. Limited-Life preferred stock and related surplus.....................                       RCFD 3282             0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................                       RCFD 3838             0    23.
24. Common stock.........................................................                       RCFD 3230       200,858    24.
25. Surplus (exclude all surplus related to preferred stock).............                       RCFD 3839     2,320,326    25.
26. a. Undivided profits and capital reserves............................                       RCFD 3632       559,707    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities........................................................                       RCFD 8434           730    26.b.
27. Cumulative foreign currency translation adjustments..................                       RCFD 3284          (408)   27.
28. Total equity capital (sum of items 23 through 27)....................                       RCFD 3210     3,081,213    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)................................                       RCFD 3300    47,112,051    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                     ------------
    bank by independent external                                                                     Number
                                                                                                  RCFD 6724  2         M.1.
    auditors as of any date during 1993 .......................................................   ------------
1 = Independent audit of the bank conducted in accordance        4  =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company       5  =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which        6  =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                             7  =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8  =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                   7